SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § --240.14a-12

VULCAN MATERIALS COMPANY
(Name of Registrant as Specified in Its Charter)

________________________________________
(Name of Person(s) Filing Proxy Statement)

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April 11, 2007

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of the Shareholders of Vulcan Materials Company, which will be held at The Wynfrey Hotel in Birmingham, Alabama, on Friday, May 11, 2007, at 9:00 a.m., Central Daylight Time. The formal Notice of the annual meeting, the proxy statement and a proxy accompany this letter.

We hope that you will attend the meeting. However, whether or not you plan to attend the meeting, we encourage you to vote by proxy. For your convenience, you can also vote your proxy in one of the following ways:

-	Use the Internet at the web address shown on your proxy card;

-	Use the touch-tone telephone number shown on your proxy card; or

-	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Instructions regarding each method of voting are contained in the proxy statement and on the enclosed proxy card. If you attend the Annual Meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised. Your vote is important. Whether you own one share or many, your prompt vote is greatly appreciated.

Our Annual Report to Shareholders for 2006 is enclosed. We trust you will find it interesting and informative.

Sincerely yours,

DONALD M. JAMES
Chairman and
Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of the Shareholders	1
General Information About the Annual Meeting and Voting	2
Proposal 1: Election of Directors	5
Nominees for Election to the Board of Directors	5
Corporate Governance of our company and Practices of The Board of Directors	8
Board of Directors and Committees
Director Independence	8
Director Nomination Process	9
Meetings and Attendance	9
Annual Meeting Policy	9
Non-Management Executive Sessions and Presiding Director	9
Committees of the Board of Directors	10
Transactions with Related Persons	13
Security Holder Communication with the Board of Directors	13
Policy on Reporting Concerns Regarding Accounting Matters	13
Security Ownership of Certain Beneficial Owners	14
Security Ownership of Management	15
Equity Compensation Plans	16
Compensation Committee Report	18
Compensation Discussion and Analysis	18
Grants of Plan-Based Awards Table	27
Summary Compensation Table	28
Option Exercises and Stock Vested Table	29
Deferred Compensation Plan	29
Nonqualified Deferred Compensation Plan Table	30
Outstanding Equity Awards at Fiscal Year-End Table	31
Retirement and Pension Benefits	32
Director Compensation	34
Director Summary Compensation Table	36
Payments Upon Termination or Change in Control	37
Report of the Audit Committee	44
Independent Auditors	45
Proposal 2: Ratification of Appointment of Independent Registered Public Accountants	46
General Information
Section 16(a) Beneficial Ownership Reporting Compliance	47
Shareholder Proposals for 2008	47

i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2007

To our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Vulcan Materials Company will be held at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, on Friday, May 11, 2007, at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect three directors to serve three-year terms;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007; and

3.	To conduct such other business as may properly come before the meeting or any postponements thereof.

Shareholders who owned stock at the close of business on March 16, 2007 can vote at the meeting.

By Order of the Board of Directors,

WILLIAM F. DENSON, III
Secretary

1200 Urban Center Drive
Birmingham, Alabama 35242
April 11, 2007

NOTE — WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE
THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY BY INTERNET, TELEPHONE OR
BY COMPLETING, DATING, SIGNING AND MAILING THE ENCLOSED PROXY AS SOON AS
POSSIBLE.

VULCAN MATERIALS COMPANY
1200 URBAN CENTER DRIVE, BIRMINGHAM, ALABAMA 35242

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
MAY 11, 2007

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

This proxy statement is being sent to all shareholders of record as of the close of business on March 16, 2007 in connection with the solicitation of proxies by Vulcan Materials Company (the “company” or “Vulcan”) for use at the Annual Meeting of Shareholders. This proxy statement, the enclosed proxy card and Vulcan’s 2006 Annual Report to Shareholders are being first mailed to our shareholders on or about April 11, 2007. The meeting will be held at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama on May 11, 2007, at 9:00 a.m., Central Daylight Time.

Who can attend the Annual Meeting?

Only shareholders of our company as of the record date, March 16, 2007, their authorized representatives and invited guests of our company will be able to attend the annual meeting.

Who is entitled to vote?

All Vulcan shareholders as of the record date, March 16, 2007, will be entitled to vote at the 2007 annual meeting. On the record date there were 94,921,132 shares outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

What is the difference between a registered shareholder and a beneficial holder of shares?

If your common stock is registered directly in your name with our transfer agent, The Bank of New York, you are considered a “registered shareholder” with respect to those shares. If this is the case, the proxy materials have been sent or provided directly to you by our company.

If your common stock is held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, or their agent which is considered the shareholder of record with respect to these shares.

How do I vote if I am a registered shareholder?

Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to vote their shares whether or not they attend the meeting in person. You can vote in one of the following manners:

▪	Via Internet;
▪	By telephone;
▪	By mail; or
▪	In person at the annual meeting.

Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning the enclosed proxy card, but not by more than one method. Choosing to vote via the Internet or calling the toll-free number listed on the proxy card will save our company expense. Internet and telephone voting information is provided on the proxy card. A control number, located on the upper right of the proxy card, is used to verify your identity when voting via the Internet or by telephone. If you vote via the Internet or by telephone, please do not return a signed proxy card. If you vote by more than one method, only the last vote that is submitted will be counted, and each previous vote will be disregarded.

If you choose to vote by mail, mark your proxy card enclosed with the proxy statement, date and sign it, and mail it in the postage-paid envelope.

If you wish to vote in person, you can do so by ballot at the meeting.

How do I specify how I want my shares voted?

You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card or indicating your vote on each proposal via the telephone or Internet. Please review the voting instructions on the proxy card and read the entire text concerning the proposals in this proxy statement prior to voting.  If your signed proxy card or your telephone or Internet instructions do not specify how your shares are to be voted on a proposal, your shares will be voted (a) FOR the election of the nominees for directors described in the proxy statement, (b) FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and (c) in accordance with the recommendation of our Board of Directors on any other proposal that may properly come before the meeting or any postponement or adjournment thereof.

How do I vote if I am a beneficial shareholder?

If you are a beneficial shareholder, meaning you hold your Vulcan shares in street name, you have the right to direct your bank, broker or nominee on how to vote the shares. You should complete a voting instruction card provided to you by your bank, broker or nominee or provide your voting instructions by Internet or telephone, if made available by your bank, broker or other nominee. If you wish to vote in person at the meeting, you must first obtain from the holder of record a proxy issued in your name.

How are my shares voted if I am a beneficial holder and I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority, under the listing standards of the New York Stock Exchange, to vote shares on certain “routine” matters for which their customers do not provide voting instructions by the tenth day before the meeting. The election of directors and the ratification of the independent registered public accounting firm are considered routine matters.

What items will be voted upon at the Annual Meeting?

There are two proposals that will be presented at the meeting:

▪	election of three directors to serve three-year terms; and
▪	ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.

These proposals have been submitted on behalf of Vulcan’s Board of Directors. We know of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the proxies named on the proxy card to vote on them according to their best judgment.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in this proxy statement, the Board recommends a vote FOR the election of each of the director nominees and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.

What constitutes a quorum for the Annual Meeting?

A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting of Shareholders, the shareholders entitled to vote, present in person or by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy.

How many votes are needed to have the proposals pass?

The affirmative vote of a majority of the votes cast is required to elect each of the director nominees and to ratify the appointment of Deloitte & Touche LLP. Director nominees who do not receive the required majority are required to tender their resignations to the Board for consideration.

How are the votes counted?

For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” and, with respect to the election of directors, “Withheld” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting, are not considered votes cast, and thus will not affect the outcome of the vote.

How can I revoke my Proxy?

You may revoke your proxy at any time before it is voted at the meeting by taking one of the following actions:

▪	by giving timely written notice of the revocation to the Secretary of our company;
▪	by executing and delivering a proxy with a later date;
▪	by voting by telephone or via Internet at a later date (in which case only the last vote is counted); or
▪	by voting in person at the annual meeting.

If you vote by more than one method, only the last vote that is submitted will be counted, and each previous vote will be disregarded.

Who counts the votes?

Tabulation of the votes cast at the meeting is conducted by The Bank of New York, independent inspectors of election.

Is my vote confidential?

All proxies are held in confidence, unless (i) the shareholder writes comments or requests disclosure on the proxy card, (ii) disclosure may be required by law, or (iii) where the proxy solicitation is made by a party other than the Board.

Who will pay for the costs involved in the solicitation of proxies?

Our company will pay all costs of preparing, assembling, printing and distributing the proxy materials. Management has retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of $7,000.00, plus reasonable out-of-pocket expenses. Our company will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding this proxy material to beneficial owners of such shares.

What is “householding” and how does it affect me?

Some banks and brokers may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our Annual Report to Shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either or both documents to you if you write or call us at the following address or phone number: Vulcan Materials Company, P.O. Box 385014, Birmingham, Alabama 35238-5014, Attention: Mark D. Warren, Director, Investor Relations, phone: (205) 298-3220. If you want to receive separate copies of our Annual Report to Shareholders and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank or broker, or you may contact us at the above address and phone number.

Can I view the Proxy Statement and Annual Report over the Internet instead of receiving them in the mail?

You also may access our company’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2006, which includes our annual report to shareholders, via the Internet at www.vulcanmaterials.com under the heading “Investor Relations.” For next year’s shareholders’ meeting, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report to shareholders electronically over the Internet. If you hold your shares in your own name (instead of through a bank, broker or other nominee), you can choose this option by following the instructions at the Internet voting website at https://www.proxypush.com/vmc, which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials and annual report to shareholders electronically, then prior to next year’s shareholders’ meeting you will receive an e-mail notification when the proxy materials and annual report to shareholders are available for on-line review over the Internet, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect for subsequent meetings unless you revoke it prior to future meetings by sending a written request to: Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242 or revoking your request online.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2006 will be provided to you without charge (except for exhibits) upon written request to Mark D. Warren, Director, Investor Relations, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242.

PROPOSAL 1. ELECTION OF DIRECTORS

Our company’s Board is divided into three classes for purposes of election. One class is elected at each annual meeting to serve a three-year term.

The Board has nominated three persons for election as directors to serve three-year terms expiring in 2010. Unless otherwise directed, proxies will be voted in favor of these three nominees. Should any of the nominees be unable to accept election, the proxies will be voted for the election of such other person or persons who is nominated by the Board on the recommendation of the Governance Committee. Each of the nominees has consented to serve if elected, and the Board has no reason to believe that any of the persons nominated will be unable to serve as a director.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Douglas J. McGregor
Age: 66. Director since 1992.
Blue Point Capital Partners, Cleveland, Ohio (a national private equity firm), since January 2003; retired President and Chief Operating Officer, Burlington Industries, Inc., Greensboro, North Carolina (a leading soft goods manufacturer with interests in apparel, home fashions, carpets and rugs), from June 2000 until December 2002.
Committee memberships: Audit; Finance and Pension Funds; Safety, Health and Environmental Affairs.

Donald B. Rice
Age: 67. Director since 1986.(*)
Chairman (since 2002), President and Chief Executive Officer of Agensys, Inc., Santa Monica, California (a biotechnology company developing monoclonal antibody therapeutics for cancer), since 1996.
Committee memberships: Audit; Executive; Finance and Pension Funds;
Governance.
(*)Dr. Rice was first elected a director in 1986, and served until May 1989, when he was appointed Secretary of the Air Force. He was reelected a director of Vulcan by the Board of Directors on February 12, 1993.

Vincent J. Trosino
Age: 66. Director since 2003.
Retired President, Vice Chairman of the Board and Chief Operating Officer of State Farm Mutual Automobile Insurance Company, Bloomington, Illinois (a mutual insurance company), from 1998 until December 2006.
Committee memberships: Finance and Pension Funds; Safety, Health and Environmental Affairs.

The Board of Directors of our company
recommends a vote FOR each of the nominees named above.

DIRECTORS CONTINUING IN OFFICE

TERM EXPIRING IN 2008

Philip J. Carroll, Jr.
Age: 69. Director since 1999.
Retired Chairman and Chief Executive Officer of Fluor Corporation, Aliso Viejo, California (an engineering, construction and diversified services company), from July 1998 to February 2002.
Other directorships: BAE Systems; Texas Medical Center; Envirofuels, LLC.
Committee memberships: Compensation; Executive; Governance; Safety, Health and Environmental Affairs.

Donald M. James
Age: 58. Director since 1996.
Chairman and Chief Executive Officer of Vulcan since May 1997.
Other directorships: The Southern Company; Wachovia Corporation.
Committee memberships: Executive.

Orin R. Smith
Age: 71. Director since 1983.
Retired Chairman and Chief Executive Officer of Engelhard Corporation, Iselin, New Jersey (provider of environmental technologies, performance products, engineered materials and related services), from January 1995 to December 2000.
Other directorships:Applera Corporation; Ingersoll-Rand Company.
Committee memberships: Compensation; Executive; Governance; Safety, Health and Environmental Affairs.

TERMS EXPIRING IN 2009

Phillip W. Farmer
Age: 68. Director since 1999.
Retired Chairman of the Board of Harris Corporation, Melbourne, Florida (an international communications equipment company) from February 2003 until June 2003; Chairman and Chief Executive Officer from July 1995 to February 2003.
Other directorships: George Weston, Limited.
Committee memberships: Audit; Finance and Pension Funds; Governance.

H. Allen Franklin
Age: 62. Director since 2001.
Retired Chairman and Chief Executive Officer of Southern Company, Atlanta, Georgia (a super-regional energy company in the Southeast and a leading U.S. producer of energy) from April 2004 until July 2004; Chairman, President and Chief Executive Officer from April 2001 to March 2004.
Committee memberships: Audit; Compensation; Safety, Health and Environmental Affairs.

James V. Napier
Age: 70. Director since 1983.
Retired Chairman of the Board of Scientific-Atlanta, Inc., Atlanta, Georgia (a manufacturer and designer of telecommunication systems, satellite-based communications networks, and instrumentation for industrial, telecommunications and government applications) from 1992 to 2000.
Other directorships: Intelligent Systems, Inc.; McKesson Corporation; WABTEC, Corp.
Committee memberships: Audit; Compensation; Executive; Finance and Pension Funds.

Mr. Livio D. DeSimone has served as a director since 1987. His current term ends May 11, 2007, and he has decided not to stand for re-election.

CORPORATE GOVERNANCE OF OUR COMPANY AND
PRACTICES OF THE BOARD OF DIRECTORS

Our company takes its corporate governance responsibilities very seriously and has adopted Corporate Governance Guidelines which provide a framework for the governance of our company. The Guidelines build on practices which we have followed for many years and, we believe, demonstrate our continuing commitment to corporate governance excellence.

In addition, we have a Business Conduct Policy that applies to all of our employees and deals with a variety of corporate compliance issues, including conflicts of interest, compliance with laws, confidentiality of company information, fair dealing and use of company assets. All employees are required to fill out a questionnaire annually regarding their personal compliance with the Business Conduct Policy and are encouraged to report any illegal or unethical behavior of which they become aware.

The Board has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Ethics defines “Senior Financial Officers” to include the Chief Financial Officer, Controller and principal accounting officer. The Code of Ethics covers such topics as financial reporting, conflicts of interest and compliance with laws. If we make any amendment to, or waiver of, any provision of the Code of Ethics, we will disclose such information on our website. As discussed in this proxy statement, our Governance Committee regularly reviews corporate governance developments and adopts appropriate practices as warranted. You can access our by-laws, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics at our website www.vulcanmaterials.com or you can obtain a printed copy free of charge by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242. Please note that the information contained on our website is not incorporated by reference in, nor considered to be a part of, this proxy statement.

Board of Directors and Committees

Director Independence

The Board believes that all of the non-management directors are independent under the New York Stock Exchange listing standards, the Board’s Director Independence Criteria, and the applicable Securities and Exchange rules and regulations. The New York Stock Exchange listing standards provide that a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company). The New York Stock Exchange rules require a board to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with our company and permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Director Independence Criteria to assist the Board in determining whether a director has a material relationship with our company.

In February 2007, the Board conducted an evaluation of director independence, based on the Director Independence Criteria, the New York Stock Exchange listing standards and applicable Securities and Exchange Commission rules and regulations.  In connection with this review, the Board evaluated commercial, charitable, consulting, familial or other relationships with each director or immediate family member and their related interests and Vulcan and its subsidiaries, including those relationships described under “Other Matters Relating to Executive Officers and Directors.”

As a result of this evaluation, the Board affirmatively determined that Messrs. Carroll, DeSimone, Farmer, Franklin, McGregor, Napier, Rice, Smith and Trosino are independent directors under the Board’s Director Independence Criteria, the New York Stock Exchange listing standards and the applicable Securities and Exchange Commission rules and regulations.

Director Nomination Process

The Governance Committee described in detail below considers director candidates recommended by shareholders. Any shareholder wishing to recommend a candidate for election at the 2008 Annual Meeting must submit that recommendation in writing, addressed to the committee, in care of the Secretary of our company, at 1200 Urban Center Drive, Birmingham, Alabama 35242, by December 13, 2007. The notice should include the following:

▪	The name and address of the shareholder who intends to make the nomination(s) and of the person or persons to be nominated;

▪
A representation that the shareholder is a holder of record or a beneficial holder of stock entitled to vote at the meeting (including the number of shares the shareholder owns) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

▪
A description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

▪
Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by the Board of Directors, including the candidate’s name, biographical information, and qualifications; and

▪	The written consent of each nominee to serve as a director if so elected, with such written consent attached thereto.

The Governance Committee will identify nominees by first evaluating the current members of the Board willing to continue service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new Board members. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to re-nominate a current Board member for reelection, the Governance Committee may identify the desired skills and experience for a new nominee in light of the above criteria. Directors and members of management may also suggest candidates for director. Timely recommendations by shareholders will receive equal consideration by the Governance Committee. In some cases, the committee engages, for a fee, the services of a third party executive search firm to assist it in identifying and evaluating nominees for director.

Meetings and Attendance

Our Board held nine meetings in 2006. In 2006, each director attended more than 75% of the total number of meetings of the Board and meetings of the committees of which he was a member.

Annual Meeting Policy

Our directors are expected to attend the Annual Meeting of Shareholders. In furtherance of this policy, our Board holds a regularly scheduled Board meeting on the same day as the Annual Meeting of Shareholders. In 2006, all of the Board members attended the Annual Meeting.

Non-Management Executive Sessions and Presiding Director

Our Board of Directors has adopted a policy relating to non-management executive sessions. Under this policy, the Board of Directors must meet at each regularly scheduled Board meeting in executive sessions in which management directors and other members of management do not participate. During 2006, the non-management directors met in executive session five times.

Each year at the May Board meeting, the Board designates a non-management presiding director, a position which is filled by rotation among the chairs of the Board committees. The duties of the presiding director are delineated in our Corporate Governance Guidelines, which are available on our website at www.vulcanmaterials.com. The Chairman of the Safety, Health and Environmental Affairs Committee, Mr. Carroll, served as the presiding director at the executive sessions after the annual meeting in 2006. Mr. Napier, Chairman of the Audit Committee, will serve as the presiding director following the 2007 Annual Meeting. We encourage constructive communications from our shareholders. Shareholders and other parties interested in communicating directly with the presiding director or with the non-management directors as a group, may do so by writing to Presiding Director, c/o Corporate Secretary, Vulcan Materials Company, P. O. Box 385014, Birmingham, Alabama, 35238-5014. The shareholder communications will be forwarded to the Board in accordance with the Policy on Shareholder Communications with the Board, adopted by the independent directors in February 2004.

Committees of the Board of Directors

Our Board of Directors has established six standing committees as follows:

▪	Executive Committee;

▪	Audit Committee;

▪	Compensation Committee;

▪	Governance Committee;

▪	Safety, Health and Environmental Affairs Committee; and

▪	Finance and Pension Funds Committee.

The charters of the audit, governance and compensation committees are available on our website at www.vulcanmaterials.com, or you can obtain a printed copy free of charge by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242.

Each committee, except the Executive Committee, is comprised entirely of independent, non-management directors.

Executive Committee

The Executive Committee has the same powers as our Board of Directors, except as limited by the New Jersey Business Corporation Act. In practice, the powers of the Executive Committee are exercised only for matters that arise between meetings of the Board. Members of the Executive Committee are Messrs. James (Chair), Carroll, DeSimone, Napier, Rice and Smith. The Executive Committee did not meet in 2006.

Audit Committee

The Audit Committee advises the Board and management from time to time with respect to internal controls, financial systems and procedures, accounting policies and other significant aspects of our company’s financial management. Pursuant to its charter, the Audit Committee selects our company’s independent registered public accounting firm and oversees the arrangements for, and approves the scope of, the audits to be performed by the independent registered public accounting firm. The Audit Committee’s primary responsibilities under its written charter include the following:

▪	Hire, evaluate and, when appropriate, replace the independent registered public accounting firm, whose duty it is to audit our books and accounts for the fiscal year in which it is appointed;

▪
Determine the compensation to be paid to the independent registered public accounting firm and, in its sole discretion, approve all audit and engagement fees and terms and pre-approve all auditing and non-auditing services of such firm, other than certain de minimis non-audit services;

▪
Review and discuss with management the independent registered public accounting firm and internal auditors our internal reporting, audit procedures and the adequacy and effectiveness of our disclosure controls and procedures;

▪
Review and discuss with management and the independent registered public accounting firm the audited financial statements to be included in our Annual Report on Form 10-K, the quarterly financial statements to be included in our Quarterly Reports on Form 10-Q, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of accounting policies used in our financial statements;

▪	Review and discuss with management with quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

▪	Review and discuss with management all existing related-party transactions and approve any proposed related-party transactions to ensure that they are in our best interest; and

▪	Review and reassess the adequacy of the Audit Committee Charter adopted by the Board of Directors, and recommend proposed changes to the Board of Directors.

The members of the Audit Committee are Messrs. Napier (Chair), Farmer, Franklin, McGregor and Rice. All members of our Audit Committee are non-management directors. Our Board of Directors has determined that each is “independent” and “financially literate” within the meaning of the listing standards of the New York Stock Exchange, Securities and Exchange Commission rules and regulations, and the Director Independence Criteria adopted by our Board of Directors and posted on our website at www.vulcanmaterials.com under “Investor Relations”. In addition, our Board has determined that Mr. Napier is an “audit committee financial expert” within the meaning of that term as defined by rules adopted by the Securities and Exchange Commission. He has served on our company’s Board since 1983 and on its Audit Committee since 1987. The Audit Committee met seven times during 2006. Further detail about the role of the Audit Committee may be found in the Report of the Audit Committee on page 35 of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other things: determining and setting the amount of compensation paid to each of our executive officers, including the Chief Executive Officer, senior officers and Division presidents; reviewing compensation plans relating to officers; interpreting and administering the Executive Incentive Plan, Management Incentive Plan, and the 2006 Omnibus Long-Term Incentive Plan; and making recommendations to the Board with respect to compensation paid by our company to any director. The Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis required by Securities and Exchange Commission Regulation S-K, Item 402(b).

During the year, the Compensation Committee works with Compensation Strategies, a consultant retained by management, which provides market data regarding executive compensation programs and amounts. The Compensation Committee obtains specific data and reports from Compensation Strategies on an annual basis and at other times upon request.  The Compensation Committee invites representatives of Compensation Strategies to attend meetings of the Compensation Committee from time to time. The Compensation Committee also meets with the Chief Executive Officer to consider recommendations for the compensation arrangements for executives other than the Chief Executive Officer.  For more information on these meetings, please refer to the section entitled “Compensation Discussion and Analysis” in this proxy statement.

The members of the Compensation Committee are Messrs. Smith (Chair), Carroll, DeSimone, Franklin and Napier. The Committee is comprised solely of non-management directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Board’s Director Independence Criteria. The Compensation Committee met six times during 2006.

Governance Committee

The Governance Committee is responsible for reviewing and assessing our policies and practices relating to corporate governance, including our Corporate Governance Guidelines. The committee also plans for the succession of the Chief Executive Officer and other senior executives. In addition, the committee serves as the nominating committee and as such it is responsible for identifying and assessing candidates, including making recommendations to the Board regarding such candidates. In fulfilling its responsibilities, the Governance Committee, among other things:

▪	identifies individuals qualified to become Board members consistent with criteria established in its charter;

▪	recommends to the Board director nominees for the next annual meeting of shareholders; and

▪	evaluates individuals suggested by shareholders as director nominees.

In recommending director candidates to the Board, the Governance Committee Charter requires the committee to select individuals who, at a minimum, possess high ethical standards, integrity and sound business judgment. In its assessment of each potential candidate, the Governance Committee will review the candidate’s experience, potential conflicts of interest, understanding of our company’s industry or related industries, financial acumen and such other factors the Committee determines are pertinent in light of the current needs of the Board. The committee may also take into account the contribution of the candidate to the diversity of the Board, the ability of a candidate if elected a director to devote the time and effort necessary to fulfill his or her responsibilities as a Board member, and the needs of our company given the range of talent and experience represented on the Board. The Governance Committee believes it appropriate for at least one, and preferably several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by the Securities and Exchange Commission rules, and that a substantial majority of the members of the Board meet the definition of “independence” as defined by the listing standards of the New York Stock Exchange and the Board’s Director Independence Criteria.

The Governance Committee also reviews the Board’s committee structure and recommends to the Board, for its approval, directors to serve as members of each committee. The Committee also is responsible for overseeing the evaluations of the Board and its committees.

Members of the Governance Committee are Messrs. DeSimone (Chair), Carroll, Farmer, Rice and Smith. This Committee is comprised solely of non-management directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Board’s Director Independence Criteria. The Governance Committee met three times during 2006.

Safety, Health and Environmental Affairs Committee

The Safety, Health and Environmental Affairs Committee has the responsibility for reviewing our policies, practices and programs with respect to the management of safety, health and environmental affairs and monitoring our compliance with safety, health and environmental laws and regulations. Members of the Safety, Health and Environmental Affairs Committee are Messrs. Carroll (Chair), Franklin, McGregor, Smith and Trosino. The Committee met two times during 2006.

Finance and Pension Funds Committee

The Finance and Pension Funds Committee has responsibility for overseeing our financial policies and recommending to the Board financial policies and actions to accommodate our goals and operating strategies while maintaining a sound financial condition. Its functions include keeping informed about our financial condition, recommending a dividend policy, reviewing and recommending changes in the quarterly dividend payments, and evaluating and making recommendations concerning the appropriate mix of debt and equity, incurrence of long-term debt, and changes in the authorized limit of short-term debt. The Finance and Pension Funds Committee is also responsible for overseeing the funding and management of assets for pension plans sponsored by our company. To fulfill these functions, it establishes funding policies and methods consistent with pension plan objectives and the Employee Retirement Income Security Act of 1974, selects and removes investment managers, and appoints trustees for the pension plans. Members of the Finance and Pension Funds Committee are Messrs. Rice (Chair), Farmer, McGregor, Napier and Trosino. The Finance and Pension Funds Committee met two times in 2006.

Transactions with Related Persons

The brother-in-law of Mr. Donald James, Chairman and Chief Executive Officer, and the son of Mr. Philip Carroll, Jr., a member of the Board of Directors, are both partners in a large law firm which provides legal services to Vulcan. In determining that this is not a material relationship involving Mr. James or Mr. Carroll, the Board determined that payments made by Vulcan to the firm represented less than 2% of the firm’s consolidated gross revenues, and the revenues from Vulcan received by Mr. James’ brother-in-law and Mr. Carroll’s son as a result of their status as partners were not material. Additionally the Board made the assessment that Mr. Carroll was independent and that this was not a material relationship. Neither Mr. James’ brother-in-law nor Mr. Carroll’s son were directly involved in providing significant legal services to Vulcan. Vulcan is not aware of any other material relationships or related transactions which are required to be disclosed pursuant to applicable Securities and Exchange Commission rules or regulations.

Security Holder Communication with the Board of Directors

The Board has established a process for shareholders and other interested parties to communicate directly with the presiding director or with the non-management directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of our non-management directors, including the Board’s presiding director, may send correspondence to the following address:

Board of Directors (or presiding director or name of individual director)
c/o Corporate Secretary
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242

All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable.

Policy on Reporting of Concerns Regarding Accounting Matters

As provided on our website at www.vulcanmaterials.com under the heading “Investor Relations” under the subheading “Corporate Governance - Contact the Board of Directors,” any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing to the following address:

Vulcan Audit Committee
c/o Corporate Secretary
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following is information regarding persons known to us to have beneficial ownership of more than 5% of the outstanding common stock of our company, which is our only outstanding class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

State Farm Mutual Automobile Insurance Company and Affiliates One State Farm Plaza Bloomington, Illinois 61710	11,072,672 shares(1)	11.72%

Davis Selected Advisors, L.P. 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	8,234,304 shares(2) (4)	8.72%

Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama 35203	5,772,762 shares(3) (4)	6.11%

(1)
Based on information contained in the Schedule 13G/A, dated February 3, 2007, filed with the Securities and Exchange Commission. According to this Schedule 13G/A, the total includes the following shares over which the listed entities have sole or share either or both voting and dispositive power:

Affiliate	Shares
State Farm Mutual Automobile Insurance Company	8,399,798
State Farm Life Insurance Company	3,635
State Farm Fire and Casualty Company	3,216
State Farm Growth Fund	1,039,200
State Farm Balanced Fund	160,200
State Farm Variable Product Trust	4,615
State Farm Insurance Companies Employee Retirement Trust	2,808
State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees
-Equities Account	1,208,400
-Balanced Account	250,800

(2)
Based on information contained in the Schedule 13G/A, dated February 3, 2007, filed with the Securities and Exchange Commission. According to this Schedule 13G/A, the total includes the following shares over which the listed entities have sole

(3)	Based on information contained in a Schedule 13G dated February 14, 2007, filed with the Securities and Exchange Commission.

(4)	Has sole voting and investment power over these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, unless otherwise indicated, as of March 1, 2007, regarding beneficial ownership of our company’s common stock, the company’s only outstanding class of equity securities, by each of the directors, the executive officers named in the Summary Compensation Table below, and the directors and executive officers as a group. This table indicates that the named individual’s financial interest is aligned with the interests of our shareholders, because the value of the individual’s total holdings will increase or decrease in line with the price of our common stock.

Name	Amount and Nature of Stock-Based Ownership	Percent of Class
Directors(1)
Philip J. Carroll, Jr.	19,555	*
Livio D. DeSimone	65,754	*
Phillip W. Farmer(2)	20,619	*
H. Allen Franklin	14,043	*
Douglas J. McGregor(3)	53,533	*
James V. Napier	22,249	*
Donald B. Rice	39,460	*
Orin R. Smith	64,134	*
Vincent J. Trosino	13,001	*
Chief Executive Officer and other Executive Officers(4)
Donald M. James	1,629,152	1.7%
Guy M. Badgett, III	314,015	*
James W. Smack	246,823	*
Daniel F. Sansone	234,304	*
Ronald G. McAbee	156,191	*

All Directors and Executive Officers as a group (17 persons)	3,345,948	3.5%

*Less than 1% of issued and outstanding shares of our company’s common stock.

(1)
Beneficial ownership for the directors includes all shares held of record or in street name, and, if noted, by trusts or family members. The amounts also include restricted shares granted under our Restricted Stock Plan for Nonemployee Directors and phantom shares settled in stock accrued under the Directors’ Deferred Compensation Plan, and the Deferred Stock Plan for Nonemployee Directors, as follows:

	Shares Owned Directly or Indirectly	Restricted Shares	Phantom Shares Held Pursuant to Plans
Philip J. Carroll, Jr.	0	5,950	13,605
Livio D. DeSimone	25,303	6,185	34,266
Phillip W. Farmer	1,000	5,550	13,055
H. Allen Franklin	0	4,000	10,043
Douglas J. McGregor	1,350	6,185	45,998
James V. Napier	3,550	6,185	12,514
Donald B. Rice	21,950	6,185	11,325
Orin R. Smith	3,150	6,185	54,799
Vincent J. Trosino	5,500	2,000	5,501

(2)	Held in a trust of which Mr. Farmer is the trustee.

(3)	Includes 1,350 shares held in a trust of which Mr. McGregor is the trustee.

(4)
Beneficial ownership for the executive officers includes shares held of record or in street name. The amounts also include shares that may be acquired upon the exercise of options which are presently exercisable or that will become exercisable on or before May 1, 2007, and shares credited to the executives’ accounts under our Thrift Plan for Salaried Employees (“Thrift Plan”) as follows:

	Shares Owned Directly or Indirectly	Exercisable Options	Thrift Plan
Donald M. James	111,843	1,490,200	18,790
Guy M. Badgett, III	24,003	250,250	38,362
James W. Smack	5,055	203,255	38,374
Daniel F. Sansone	28,611	188,400	16,456
Ronald G. McAbee	3,465	129,825	22,079

EQUITY COMPENSATION PLANS

The table below sets forth information regarding the number of shares of our common stock authorized for issuance under all of our equity compensation plans as of December 31, 2006.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)

1996 Long Term Incentive Plan (For Employees)

Stock Options	6,768,562	$48.76

Performance Share Units	376,800

Deferred Stock Units	304,338

Employees - Total	7,449,700		(2)

Deferred Stock Plan for Non-employee Directors	13,281		(2)

Restricted Stock Plan for Non-employee Directors	54,384		(2)

2006 Long-Term Incentive Plan - Employees

Stock Only Stock

Appreciation Rights	0

PSUs	0

Deferred Stock Units for Non-employee Directors	16,427

Total	16,427		5,383,573

Equity compensation plans not approved by security holders	None		None

Total	7,533,792	48.76	5,383,573

(1)
All of our company’s equity compensation plans have been approved by the shareholders of our company. Column (a) sets forth the number of shares of common stock issuable upon the exercise of options, warrants or rights outstanding under the 2006 Omnibus Long-Term Incentive Plan (“2006 LTIP”), the 1996 Long-Term Incentive Plan (“1996 LTIP”), the Deferred Stock Plan for Nonemployee Directors and the Restricted Stock Plan for Nonemployee Directors. The weighted-average exercise price of outstanding stock options is shown in Column (b). The remaining number of shares that may be issued under the 2006 LTIP are shown in Column (c).

(2)	Future grants will not be made under these plans. The plans will be used only for the administration and payment of grants that were outstanding when the 2006 LTIP was approved.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth below with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Orin R. Smith, Chair
Philip J. Carroll, Jr.
Livio D. DeSimone
H. Allen Franklin
James V. Napier

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Program

Our Corporate Mission Statement states that our “success is dependent upon the talent, dedication and performance of all employees.” Without the dedication and performance of our employees, we will be unable to accomplish our corporate goals. Therefore, our compensation program for executive officers is designed to fulfill this mission by:

▪
Keeping our salary and benefits competitive with industrial companies of similar size so that we are able to hire officers of high caliber and keep our current management team from seeking more attractive employment opportunities from competing companies;

▪	Linking a meaningful portion of the executive officers’ compensation to the company’s performance, and their ability to create shareholder value, over the short term and the long term;
▪	Motivating, recognizing and rewarding individual excellence;
▪
Paying a meaningful portion of an executive’s total compensation in our company’s common stock, to facilitate the accumulation of significant ownership of our stock by the executive officers in order to align the interests of management with the interests of our shareholders; and

▪	Motivating the officers to achieve our strategic goals and operational plans.

The Compensation Committee, which is comprised entirely of independent directors, administers our executive compensation program. The role of the Committee is to:

▪	Oversee the design and development of compensation and benefit plans and policies;
▪	Administer cash bonus and stock plans;
▪	Review compensation recommendations made by the Chief Executive Officer for other executive officers; and
▪	Determine and set all elements of compensation for the Chief Executive Officer and other executive officers.

The components of our compensation program for the named executive officers, all of which are discussed in greater detail below, include:

▪	base salary
▪	short-term cash bonus
▪	long-term incentive awards
▪	deferred compensation
▪	perquisites and other benefits
▪	retirement and pension benefits

The Compensation Committee uses tally sheets showing the total compensation of the Chief Executive Officer and the other named executive officers when making executive compensation decisions.

We employ Compensation Strategies as our compensation consultant. Compensation Strategies:

▪	Conducts an annual study of and recommends levels for Board compensation;
▪	Advises management and the Compensation Committee regarding competitive practice, the design of new programs, and new rules and regulations relating to executive compensation; and
▪	Conducts periodic comprehensive studies of executive compensation and makes recommendations regarding the components of executive compensation.

Additionally, we do our own executive compensation research using survey results from other executive compensation consulting firms.

Measuring Performance - Economic Profit

We are committed to excellence in our performance, both financially and operationally, and to earning superior returns for our shareholders. In order to fulfill this commitment, we need dedicated and talented executive officers. To encourage and reward superior performance, we have linked a substantial portion of the named executive officers’ compensation to company performance as measured by a standard referred to as “Economic Profit.”

In 1996, we adopted Economic Profit, or EP, as the quantifiable financial performance measurement against which company performance is measured for short term and some long-term incentives. EP is a measure of performance which incorporates both operating earnings and the cost of capital. EP essentially measures the extent to which our operating earnings exceed the cost of capital utilized by our company. Various studies have concluded that changes in EP correlate with changes in shareholder value better than other commonly used financial performance measures.

EP is used not only as a measure for incentive compensation, it pervades every aspect of the management process including planning, capital budgeting, evaluating acquisitions and other growth initiatives. It also is used by management to measure the financial performance of our company and its business units. We believe EP is the best measuring stick for setting financial goals for executive compensation.

Benchmarking Total Compensation

To ensure that our compensation program is competitive, our total direct compensation paid to our Chief Executive Officer and other named executive officers is benchmarked annually against a composite group of general industrial companies with revenue between $1-6 billion, roughly the size of our revenues, and market capitalization similar to that of Vulcan.

The total direct compensation for each named executive is reviewed annually to ensure it is appropriate based on:
▪	individual performance
▪	recent and long-term company performance
▪	competitive or market levels

Tax and Accounting Considerations

In administering the compensation program for executive officers, we consider the applicability of Section 162(m) and the effect of accounting and tax consequences of our various compensation vehicles.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) prohibits public companies from taking a tax deduction for compensation that is paid to employees in excess of $1 million, unless the compensation qualifies as performance-based compensation within the meaning of the IRS rules. It is our understanding that bonus payments made pursuant to the Executive Incentive Plan, and all grants of long-term incentives under our current and previous long-term incentive plans, except for deferred stock units, qualify as “qualified performance-based compensation.”

Expensing of Stock Options. When appropriate, we have modified the type of incentive compensation paid to our named executive officers due to accounting rule changes and pronouncements. For example, in 2005, in anticipation of a change in accounting rules for expensing options, we made a grant of stock options to named executive officers in December in addition to the annual grant of stock options in February. This additional grant was made in lieu of a stock option grant in 2006 to take advantage of a favorable accounting treatment of stock options.

While we consider the tax and accounting implications to our company in allocating awards among various compensation vehicles, we do not consider the personal tax status of the named executive officers when making awards. For example, we have never issued incentive stock options (ISOs) even though such an award might be more favorable, from a tax standpoint, to the named executive officers.

Role of the Named Executive Officers in Setting Compensation

The Chief Executive Officer is responsible for conducting an annual performance evaluation of each executive officer, including the other named executive officers. The evaluations take into account such items as the performance of the business unit or function for which the executive officer is responsible, safety, health and environmental performance and effective management of our company’s natural resources, among other items. These evaluations, along with the Chief Executive Officer’s recommendations for compensation, are given to the Compensation Committee, which is responsible for approving and setting all elements of compensation for the named executive officers.

The Compensation Committee sets the Chief Executive Officer’s compensation. The compensation amount is then ratified by the entire Board of Directors. The Chief Executive Officer and the Senior Vice President of Human Resources review and comment on all compensation recommendations.

Overall Compensation Goals

In creating and administering our compensation program, we seek to reward employees for:

▪	superior performance in generating increasing levels of EP;
▪	behavior that compliments our strategic goals; and
▪	adherence to our high ethical business standards.

As discussed in more detail below, the overall compensation program strives to achieve a balance between cash and noncash compensation allowing us to encourage ownership of our stock. The program also strives to achieve a balance between the goals of rewarding the achievement of short-term goals and, through the use of long-term awards, providing an employee retention element to the compensation program. Each element of our compensation program is set forth below, with an explanation of the factors considered in making awards of each element.

We do not target a specified percentage of total compensation for base pay, short-term or long-term incentives. The amounts realized in prior years did not serve to increase or decrease 2006 compensation amounts. We position each element of compensation at the competitive market level, resulting in a total compensation program positioned at that level. Award percentages for long-term and short-term compensation vary by position and level of responsibility. The greater the responsibility, the larger the percentage of total compensation at risk through higher levels of short-term bonus participation and equity awards, the magnitude of which vary with performance.

We do not currently have employment agreements with executives, except for agreements which specify compensation treatment with respect to a change in control.

Elements of Compensation

➢	Base Pay

The base pay, or salary, element of our compensation program is designed to be competitive in the market for compensation paid to similarly-situated executives who are competent and skilled.

Salaries of the named executive officers are reviewed on an annual basis, as well as at the time of a promotion or change in responsibilities. To ensure the salaries paid to our named executive officers are competitive relative to the marketplace, we conduct benchmarking, as described below for the Chief Executive Officer’s salary, and review periodic market surveys, conducted by compensation consultants, for the other named executive officers. In both cases, we target the 50th percentile of the benchmark group and the general market. We believe the 50th percentile is an appropriate level of compensation to attract and retain competent executives. Increases in salaries are based on the nature and responsibilities of the position, individual performance, changes in the market compensation levels and other factors.

To further our goal of aligning the executives’ interests to those of our shareholders, we reward superior performance through our bonus program and long-term incentive awards.

The benchmark group used in setting the Chief Executive’s salary is a composite group of general industrial companies with revenues between $1-6 billion and market capitalization similar to that of our company, the same group of companies used to benchmark total compensation as discussed above. As a reflection of Mr. James’ experience, performance and tenure in his position, his salary is set somewhat above the 50th percentile of the benchmark group.

For Mr. McAbee, a 25% cost of living increase is added to his base and short-term cash bonus to compensate him for the higher cost of living in California as compared to North Carolina, where he lived before he transferred to California. This adjustment is included in the information shown for Mr. McAbee in the following tables and will remain in effect for as long as he continues to reside in California.

The salaries paid to our named executive officers for 2006 are set forth in the Summary Compensation Table in the “Salary” column.

➢	Short-Term Bonus

Our short-term incentive program is designed to motivate our executives, including the named executive officers, and reward them with cash payments for achieving quantifiable near term business results. The goal of this program is to directly link performance and payment, and reward behaviors that create value for our shareholders, by comparing financial results to pre-established objective performance targets. Payment of the bonus is based on both the performance of our company, specific divisions or business units or a combination of these, as applicable, and the performance of the named executive officer individually.

We set the target levels for “average annual bonuses” at competitive market levels. By doing so we reinforce the idea that average performance will yield an average bonus. We then provide significant upside opportunity and downside risk to actual bonus payments based on actual operating results. Payments are determined principally by annual financial performance measured against our internally established EP goal for the year. Our method for establishing the EP goal each year is discussed below.

Economic Profit Methodology

EP goals are established by the Compensation Committee annually at its February meeting based on the average of the previous year’s actual EP and the previous year’s EP goal for our company as well as each of its divisions. Goals are then adjusted to reflect the short-term impact of significant strategic and growth initiatives. These adjustments are applied in order to provide appropriate incentives and rewards for the pursuit of such initiatives. An EP goal represents the amount of EP that must be earned in order for an “average bonus” to be paid. The “average bonus” is expressed as a percentage of base salary and established for each named executive officer based on market surveys of similar-sized industrial companies. In the case of the Chief Executive Officer, the average bonus is equal to 100% of base salary. For example, if the corporate EP goal is met, the Chief Executive Officer would be eligible to receive a cash bonus equal to 100% of his salary.

If actual EP is higher or lower than the EP goal (for our company or its business units), then the executive’s bonus would be increased or reduced in accordance with a predetermined scale. Further, in the case of named executive officers other than the Chief Executive Officer, the Chief Executive Officer may adjust the recommended bonus to be paid to the executive, up or down based on the Chief Executive Officer’s review of the executive’s performance, taking into account specifically,

▪	the named executive officer’s individual performance;
▪	the safety, health and environmental performance record of our company and its Divisions;
▪	consistent above target performance for the most recent 3 years; and
▪	successful implementation of our strategic objectives.

The Compensation Committee considers the Chief Executive Officer’s recommendations and the performance assessments in setting the bonus paid to each executive. The Compensation Committee likewise determines the actual bonus payable to the Chief Executive Officer based on our company’s EP performance and his performance, in the areas mentioned above.

Short-term cash bonuses are paid to the named executive officers pursuant to either the Executive Incentive Plan (EIP) or Management Incentive Plan (MIP). The EIP, approved by our shareholders in 2001, and the MIP, approved by our shareholders in 1973, are similar in structure and administration. However, the MIP does not meet all of the requirements of Section 162(m). The maximum amount available for payment under the EIP is set at 4% of the consolidated net earnings in excess of 6% of the net capital for the prior year. Total payments under the MIP, which include awards to middle management as well as senior executives, cannot exceed 10% of the consolidated net earnings in excess of 6% of the net capital for the prior year. Of the named executive officers, in 2006 Messrs. James, Sansone, Badgett and Smack participated in the EIP, and Mr. McAbee participated in the MIP. No executive may receive a payment from both EIP and MIP for the same year. The awards made for 2006 performance constituted 39.8% of the maximum amount payable under the EIP and 47.8% of the maximum amount payable under the MIP.

Annually at its February meeting, the Compensation Committee establishes the maximum percentage (the “162(m) Cap”) of the amount available for payment under the EIP for each participant in the EIP, such that when such percentage is multiplied by the aggregate 162(m) Cap allowed under the plan, it establishes the maximum award payable for each EIP participant for that year in accordance with Section 162(m). Once the maximum amount payable is established for each participant, the Compensation Committee may exercise only downward discretion in determining the actual award. In 2006, 40% of the 162(m) Cap amount was allocated to the Chief Executive Officer and 15% of the 162(m) Cap amount was allocated to each of the other participants.

In 2006, the short-term bonuses paid to the named executive officers as expressed as a percentage of their “average annual bonus” were as follows:

	Amount of “Average Annual Bonus” expressed as a percentage of base salary	% of “Average Annual Bonus” Paid
Donald M. James	100%	275.6%
Guy M. Badgett	60%	271.5%
James W. Smack	60%	272.7%
Daniel F. Sansone	60%	258.4%
Ronald G. McAbee	55%	284.3%

For actual short-term bonus amounts paid to each named executive officer in 2006, refer to the column headed “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

➢	Long-Term Equity Based Incentives

Our long-term incentive compensation program, which currently consists of awards of stock options and performance shares, is designed to reward the named executive officers based on the performance of our company or its divisions, as applicable, over a period of years, and to provide potentially significant payments based on the creation of value for our shareholders, as measured by total shareholder return and EP performance. The goals of the long-term incentive program are:
▪	to motivate financial performance over the long-term;
▪	to recognize and reward superior financial performance;
▪	to provide a retention element to our compensation program;
▪	to help executive officers accumulate shares of Vulcan stock to ensure congruence with our shareholders’ interest; and
▪	to promote compliance with the stock ownership guidelines for executives.

The amount awarded to each executive is based on the long-term incentive target established by the Compensation Committee. The target value of long-term awards is established by the Compensation Committee based principally on benchmark data of target awards for similar positions in similar-sized companies, at the 50th percentile. The award value of the long-term incentive grant for each executive is determined by multiplying the applicable long-term target percentage by the base salary of each named executive officer. Subject to the limitations under our 2006 Omnibus Long-Term Incentive Plan, which was approved by our shareholders last year (the “Omnibus Plan”), the Compensation Committee may adjust the award value to reflect our company’s past performance relative to total shareholder return, or other quantifiable financial measures deemed appropriate by the Compensation Committee. The Omnibus Plan provides that the Compensation Committee, in its discretion, may grant long-term awards in the form of a variety of instruments, including, among others, stock options, stock-only stock appreciation rights, performance share units, and restricted stock. The Compensation Committee has chosen in recent years to grant awards in the form of stock options and performance share units in an effort to achieve balance in bonus incentives based on general market performance (stock price) and Vulcan’s performance as compared to predetermined internal goals.

2006 Long Term Incentive Grants.  Other than a grant of stock options to Mr. James in January 2006, as described below, the Compensation Committee made no long-term incentive awards in 2006 to named executive officers, because in December 2005, the Compensation Committee awarded a second grant of stock options for that year in lieu of a grant of long-term incentive grants in 2006. This additional grant was made in 2005 so these options would not be subject to new accounting standards that require the expensing of options that became effective in 2006. Since the December 2005 grant to Mr. James, when aggregated with the earlier February 2005 grant would have exceeded the individual yearly limitation set forth in the 1996 LTIP, the portion of the December 2005 award in excess of the limit was rescinded and he received a grant of stock options in January 2006 replacing that portion of the December 2005 grant that could not be made in 2005. The exercise price for the options granted to Mr. James in January 2006 was set at the average of the high and low price of the company’s stock on the date of grant.

Timing of Equity-Based Incentive Compensation. In recent years, the Compensation Committee has set performance targets for long-term incentive grants for the year at its February meeting. Payments, if any, pursuant to previously set performance targets are also authorized at the February meeting. As discussed above, with the exception of Mr. James in 2006, the Compensation Committee did not make long-term grants to the named executive officers since an award in lieu of a 2006 award was made in December 2005. The establishment of incentive compensation goals and the granting of stock options have not been timed with the release of non-public material information. Instead, with the exception of 2005, goals and awards consistently have been established at the February meeting. Additional stock options or other equity based incentive grants have been made to executive officers only upon hire or promotion at various times throughout the year.

Stock Ownership Guidelines. In order to align the interest of the named executive officers with our shareholders, and to promote a long-term focus for the officers, our company has executive stock ownership guidelines for the officers of our company and its subsidiaries. All of the named executive officers currently meet or exceed by the ownership guidelines.

The guidelines for the named executive officers are expressed as a multiple of base salary as per the table below:

Name	Multiple of Salary Ownership Guidelines (1)
D.M. James	7x
G.M. Badgett	3x
J.W. Smack	3x
D.F. Sansone	3x
R.G. McAbee	3x

(1)	Types of ownership counted toward the guidelines include the following:

▪	Stock-based thrift plan holdings;
▪	Direct holdings;
▪	Indirect holdings, such as shares owned by a family member, shares held in trust for the benefit of the named executive officer or family member, or shares for which such officer is trustee;
▪	Stock-based holdings in the excess benefit plans;
▪	Vested in-the-money options represented by the spread between the exercise price and the fair market value of options; and
▪	Vested deferred stock units.

Newly elected officers have five years to meet the applicable ownership requirement. Compliance with the ownership guidelines is reviewed yearly by the Chief Executive Officer.

➢	Benefits and Perquisites

Executives participate in each of the benefit plans or arrangements that are made available to all salaried employees generally, including medical and dental benefits, life, accidental death and disability insurance, and pension and savings plans. With respect to disability benefits, our company pays 100% of the premiums for individual long term disability policies that insure base pay and target bonus in excess of that insured under the group contract up to $500,000 in total. In addition, the named executive officers participate in the Unfunded Supplemental Benefit Plan and have Change of Control Employment Agreements (as described below). The Chief Executive Officer also has a Supplemental Executive Retirement Agreement which is discussed in more detail below.

We provide company-owned cars to the named executives for their use. Additionally, we pay for the insurance, maintenance and fuel for such vehicles. Executives pay a charge for personal use. We also make the company-owned aircraft available to the Chief Executive Officer and senior executives for business travel. Although the aircraft is available to the Chief Executive Officer and the named executives for personal use at the expense of the executive, there was no personal use of the aircraft in 2006.

We do not provide other perquisites to the named executive officers such as club memberships or financial planning services, except that Mr. McAbee is the designated company representative for a company-paid dining club membership used for business purposes at the Western Division.

➢	Change in Control Protections

Each of our named executive officers has a change-in-control employment agreement that provides for severance payments and accelerated vesting or payment of equity-based incentive awards. We provide such protections upon a change in control in order to minimize disruptions during a pending or anticipated change in control. For more detailed information, see the discussion under the heading “Payments Upon Termination or Change In Control” below.

➢	Retirement and Pension Benefits

Our company provides the following retirement and pension benefits to its named executive officers as follows:

Benefit	Reason for Providing Benefit

Retirement Income Plan	This pension plan is available to all salaried employees of our company.

Unfunded Supplemental Benefit Plan
The Unfunded Supplemental Benefit Plan counts pay ineligible to be counted under the Pension Plan and the 401(k) plan due to Internal Revenue rules. This plan is designed to provide retirement income benefits, as a percentage of pay, which are similar for all employees regardless of compensation levels. The Unfunded Supplemental Plan eliminates the effect of tax limitations on the payment of retirement benefits, except to the extent that it is an unfunded plan and a general obligation of our company.

Supplemental Executive Retirement Agreement
Only Mr. James has a SERA. The effect of the SERA is to give Mr. James 1.2 years of service credit for every year he participates in the Retirement Income Plan. The purpose of the SERA is to provide an incentive and retention device. The Plan will provide Mr. James with a full career pension in the event that he works until age 65.

A discussion of all retirement benefits provided to the named executive officers is set forth under the heading “Retirement and Pension Benefits” below.

The following table sets forth the grants of plan-based awards in 2006 to the named executive officers:

GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Closing Market Price of	Grant date fair value of stock and option awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	($/Sh) (1)	Underlying Security	($/Sh) (2)

D.M. James	1/24/06	$0	$1,125,000	$5,770,000	-	-	-	-	169,800	$69.31	$ 69.35	$2,843,471
G.M. Badgett	-	$0	$267,005	$2,164,000	-	-	-	-	-	-	-	-
J.W. Smack	-	$0	$264,002	$2,164,000	-	-	-	-	-	-	-	-
D.F. Sansone	-	$0	$267,005	$2,164,000	-	-	-	-	-	-	-	-
R.G. McAbee	-	$0	$226,875	N/A(3)	-	-	-	-	-	-	-	-

(1)	Exercise price was determined using the high/low average price of the common stock on the grant date as per the 1996 LTIP.

(2)
Reflects nonqualified options granted pursuant to the 1996 LTIP . Grant date present values for these options was calculated using a Black-Scholes pricing model. For the January 24, 2006 grant, the assumptions used to determine the value of the options include: an expected volatility of 26.18% (derived using the daily closing stock prices for the five years preceding the grant date, a dividend yield of 2.16%, and interest rate of 4.34% (the rate of a U.S. Treasury note with a maturity date on five years from the grant date), and an expected time of exercise of five years from grant date.

(3)	No individual maximum is applicable since this payment was made under MIP plan, which has no individual cap.

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, principal financial officer, and our three other most highly compensated executive officers employed as of December 31, 2006, determined on the basis of their total compensation for 2006.

In accordance with Securities and Exchange Commission rules, this table reflects compensation of the named executive officers only for the most recently completed fiscal year. Information for years prior to the most recently completed fiscal year presented under previous Securities and Exchange Commission rules is available in our previous filings, which can be obtained from the SEC’s website at www.sec.gov.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Donald M. James Chairman and Chief Executive Officer	2006	$1,114,168	$0	$3,406,064	$4,366,486	$3,100,000	$3,703,312	$332,457	$16,022,487

Guy M. Badgett, III Senior Vice President, Construction Materials Group	2006	$441,674	$0	$538,936	$268,281	$725,000	$287,749	$73,296	$2,334,936

James W. Smack Senior Vice President, Construction Materials Group	2006	$437,504	$0	$354,298	$195,823	$720,000	$(85,148)	$63,814	$1,686,291

Daniel F. Sansone Senior Vice President and Chief Financial Officer	2006	$442,508	$0	$353,528	$184,008	$690,000	$360,514	$67,137	$2,097,695

Ronald G. McAbee Senior Vice President, Construction Materials Group	2006	$409,376	$0	$309,339	$140,689	$645,000	$539,357	$57,205	$2,100,966

(1)
These columns represent the dollar amount of the 2006 accounting expense recognized for these awards granted in 2006 and prior years. Therefore, the values shown here are not representative of the amounts that may eventually be realized by an executive. The sum of the amounts shown for Mr. James is $7,772,550, of which $4,929,069 is referable to prior year awards.

Pursuant to the rules of the Securities and Exchange Commission, we have provided a grant date fair value for Stock Awards and Option Awards in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R), "Share-based Payments." For Option Awards, the fair value is estimated as of the date of grant using the Black-Scholes option pricing model, which requires the use of certain assumptions, including the risk-free interest rate, dividend yield, volatility and expected term. The risk-free interest rate is based on the yield at the date of grant of a U.S. Treasury security with a maturity period equal to or approximating the option's expected term.  The dividend yield assumption is based on our historical dividend payouts.  The volatility assumption is based on the historical volatility of our common stock over a period equal to the option's expected term and the market-based implied volatility derived from options trading on our common stock.  The expected term of options granted is based on historical experience and expectations about future exercises and represents the period of time that options granted are expected to be outstanding.  For Performance Share Awards, the fair value is estimated on the date of grant using a Monte Carlo simulation model. For Deferred Stock Units, the fair value is estimated on the date of grant based on the market price of our stock on the grant date.

(2)
The Executive Incentive Plan (EIP) and the Management Incentive Plan (MIP) payments were made on March 12, 2007. See discussion of EIP/MIP plans under heading “Compensation Discussion and Analysis” above. None of the named executive officers elected to defer their 2006 EIP or MIP payment.

(3)	Includes only the amount of change in pension value since our company does not provide any above market earnings on deferred compensation.

(4)	Includes personal use of company auto, nonqualified thrift plan contributions, company-paid life insurance premiums, and deferred stock unit dividend equivalents granted in 2006, as set forth in the following table:

Name	Non-Qualified Thrift Plan Contributions	Qualified Thrift Plan Contributions	Company Paid Life Insurance Premiums	DSU Dividend Equivalents	Personal Use of Company Auto	Total
D.M. James	$188,567	$13,000	$1,440	$126,888	$2,562	$332,457
G.M. Badgett	$34,704	$13,000	$1,440	$22,285	$1,867	$73,296
J.W. Smack	$33,857	$13,000	$1,440	$13,403	$2,114	$63,814
D.F. Sansone	$39,565	$13,000	$1,440	$13,085	$47	$67,137
R.G. McAbee	$33,608	$9,000	$1,440	$11,896	$1,261	$57,205

Certain information concerning each exercise of stock option and each vesting of stock during the fiscal year ended December 31, 2006, for each of the named executive officers on an aggregate basis is set forth in the table below.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of SharesAcquired on Exercise (#)	ValueRealized on Exercise ($)(1)	Number of SharesAcquired on Vesting (#)(2)	ValueRealized on Vesting($) (3)
D.M. James	180,000	$10,462,787	58,534	$4,623,601
G.M. Badgett	22,650	$1,278,511	9,667	$763,596
J.W. Smack	22,650	$1,465,154	5,662	$447,241
D.F. Sansone	4,875	$343,038	5,112	$403,797
R.G. McAbee	0	$0	4,281	$338,156

(1)	Calculated by multiplying the difference between the market price of the common stock at exercise and the option exercise price by the number of options exercised.

(2)	Represents the common stock portion of Performance Share Units earned under the 1996 LTIP, which were paid out in 50% cash and in 50% stock.

(3)	Calculated by multiplying the number of performance share units vested by the high/low average price of the common stock on the vesting date.

➢	Deferred Compensation Plan

Our Executive Deferred Compensation Plan was established in 1998 to allow executives to defer a portion of their current year’s compensation in a tax efficient manner. We believe that providing a tax deferral plan gives our executives flexibility in tax and financial planning and provides an additional benefit at little cost to our shareholders. Vulcan does not make any contributions to the plan on behalf of the participants. Because our company purchases assets that mirror, to the extent possible, participants’ deemed investment elections under the Plan, the only costs to our company related to the plan are administrative costs and any contributions which may be necessary to true-up account balances with deemed investment results. The plan allows executives with annual compensation (base salary and average annual short-term bonus) of $180,000 or more, to defer receipt of up to 50% of salary, up to 100% of annual cash bonus and beginning in 2007, up to 100% (net of taxes) of long-term incentive awards which are not excluded from deferral eligibility by the Internal Revenue Code (or regulations thereunder), as described below, until a date selected by the participant. The amounts deferred are deemed invested as designated by participants in our company common stock (a “phantom stock” account) or in dollar-denominated accounts that mirror the gains or losses of the various investment options available under our company’s 401(k) plan. The Plan does not offer any guaranteed return to participants.

The Plan is funded by a “rabbi trust” arrangement owned by our company which holds assets that correspond to the deemed investments of the Plan participants. Participants have an unsecured contractual commitment from our company to pay when due the amounts to which the participants are entitled. Upon the death or disability of a participant or upon a change in control of our company (as defined on page 37 of this Proxy Statement), all deferred amounts and all earnings related thereto will be paid to the participant in a single lump sum cash payment.

Effective for deferrals made after January 1, 2007, the Plan will permit executives to defer Performance Share Units (“PSU”) and Deferred Stock Units (“DSU”) into the Plan which would, absent such deferral, be distributed to the executives. The PSU and DSU deferrals, other than described below, will be credited to the Plan participant accounts in the form of phantom stock and an equal number of shares of Vulcan common stock would be deposited by Vulcan in the rabbi trust. The only exceptions are the PSU distributions scheduled for payment in 2007 which were distributed one-half in cash and one-half in stock, and accordingly, deferrals were proportionately allocated between the cash account and the stock account. Deferrals of long-term incentive compensation payments are invested in phantom stock and may not be reallocated to an alternative investment option.

The following table shows the contributions, earnings, distributions and year -end account values for the named executives under the Plan.

Nonqualified Deferred Compensation Plan
	Executive Contributions in last Fiscal Year	Registrant Contributions in last Fiscal Year(1)	Aggregate Earnings in last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at last Fiscal Year(2)
Name	($)	($)	($)	($)	($)
D.M. James	$118,168	$0	$448,596	$0	$2,094,331
G.M. Badgett	$0	$0	$5,310	$0	$34,861
D.F. Sansone	$0	$0	$144,915	$0	$1,043,172
J.W. Smack	$0	$0	$141,428	$0	$3,203,503
R.G. McAbee	$0	$0	$0	$0	$0

(1)	These amounts are not reported in the Summary Compensation Table.

(2)	Includes both the executive contributions and the earnings on those contributions. The amounts contributed by the executives are included in the amounts reported in the Summary Compensation Table in the year of deferral. The earnings are not reported as our company does not provide for above market earnings on deferred compensation.

Outstanding Equity Awards at Fiscal Year-End

Certain information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of the named executive officers outstanding as of the end of the fiscal year ended December 31, 2006 is set forth in the table below.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested # (11)	Market Value of Shares or Units of Stock That Have Not Vested $ (13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested # (12)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $ (13)
D.M. James	135,000	0		$32.9467	2/12/2008	33,172(6)	$2,981,168	60,000(9)	$5,392,200
	195,000	0		$45.1667	2/11/2009	32,557(7)	$2,925,898	72,000(10)	$6,470,640
	220,000	0		$42.3438	2/10/2010	45,328(8)	$4,073,627
	200,000	0		$44.9000	2/9/2011
	160,000 (1)	40,000		$45.9500	2/7/2012
	87,000 (2)	58,000		$31.4650	2/13/2013
	52,000 (3)	78,000		$46.7600	2/12/2014
	58,400 (4)	87,600		$57.0950	2/10/2015
	118,000 (5)	0		$68.6300	12/8/2015
	169,800 (5)	0		$69.3100	1/24/2016
G.M. Badgett	21,225	0		$32.9467	2/12/2008	5,528(6)	$496,801	9,820(9)	$882,523
	30,225	0		$45.1667	2/11/2009	5,426(7)	$487,635	8,600(10)	$772,882
	38,000	0		$42.3438	2/10/2010	8,539(8)	$767,400
	31,000	0		$44.9000	2/9/2011
	24,800 (1)	6,200		$45.9500	2/7/2012
	16,800 (2)	11,200		$31.4650	2/13/2013
	10,000 (3)	15,000		$46.7600	2/12/2014
	10,400 (4)	15,600		$57.0950	2/10/2015
	51,000 (5)	0		$68.6300	12/8/2015
Smack, J.W.	19,800	0		$32.9467	2/12/2008	3,318(6)	$298,189	5,892(9)	$529,514
	30,225	0		$45.1667	2/11/2009	3,256(7)	$292,617	8,600(10)	$772,882
	30,000	0		$42.3438	2/10/2010	5,165(8)	$464,179
	20,000	0		$44.9000	2/9/2011
	16,000 (1)	4,000		$45.9500	2/7/2012
	9,600 (2)	6,400		$31.4650	2/13/2013
	6,000 (3)	9,000		$46.7600	2/12/2014
	10,400 (4)	15,600		$57.0950	2/10/2015
	51,000 (5)	0		$68.6300	12/8/2015
D.F. Sansone	23,025	0		$32.9467	2/12/2008	3,318(6)	$298,189	6,000(9)	$539,220
	17,775	0		$45.1667	2/11/2009	3,256(7)	$292,617	4,600(10)	$413,402
	29,000	0		$42.3438	2/10/2010	4,850(8)	$435,870	4,000(10)	$359,480
	19,000	0		$44.9000	2/9/2011
	15,200 (1)	3,800		$45.9500	2/7/2012
	9,000 (2)	6,000		$31.4650	2/13/2013
	4,800 (3)	7,200		$46.7600	2/12/2014
	5,600 (4)	8,400		$57.0950	2/10/2015
	4,800 (4)	7,200		$54.8350	5/13/2015
	51,000 (5)	0		$68.6300	12/8/2015
R.G. McAbee	5,250	0		$32.9467	2/12/2008	3,318(6)	$298,189	5,892(9)	$529,514
	17,775	0		$45.1667	2/11/2009	3,256(7)	$292,617	5,000(10)	$449,350
	23,000	0		$42.3438	2/10/2010	3,795(8)	$341,057
	15,000	0		$44.9000	2/9/2011
	12,000 (1)	3,000		$45.9500	2/7/2012
	6,600 (2)	4,400		$31.4650	2/13/2013
	6,000 (3)	9,000		$46.7600	2/12/2014
	6,000 (4)	9,000		$57.0950	2/10/2015
	30,000 (5)	0		$68.6300	12/8/2015

Options in footnotes 1 through 4 vest at a rate of 20% per year in years 1-5.
(1) Options with vesting dates of 2/7/03, 2/7/04, 2/7/05, 2/7/06, and 2/7/07.
(2) Options with vesting dates of 1/1/04, 1/1/05, 1/1/06, 1/1/07, and 1/1/08.
(3) Options with vesting dates of 1/1/05, 1/1/06, 1/1/07, 1/1/08, and 1/1/09.
(4) Options with vesting dates of 12/31/05, 12/31/06, 12/31/07, 12/31/08, and 12/31/09.
(5) Options fully vested at grant date, with a three-year resale restriction.

Deferred Stock Units DSUs in footnotes 6 through 8 vest at the rate of 20% per year in years 6-10.
(6) DSUs with vesting dates of 3/1/07, 3/1/08, 31/09, 3/1/10, and 3/1/11.
(7) DSUs with vesting dates of 3/1/08, 3/1/09, 31/10, 3/1/11, and 3/1/12.
(8) DSUs with vesting dates of 3/1/09, 3/1/10, 31/11, 3/1/12, and 3/1/13.

Performance Share Units PSUs in footnotes 9 - 10 vest 100% after a three-year performance period to the extent pre-established performance criteria are satisfied.
(9) PSUs with vesting date of 1/1/2007.
(10) PSUs with vesting date of 12/31/2007.
(11) DSUs include dividend equivalents through 12/31/2006.
(12) PSUs adjusted for company performance through 12/31/2006.
(13) Calculated by multiplying the number of shares by the closing price of the common stock on the New York Stock Exchange on December 29, 2006, the last trading day of the year.

RETIREMENT AND PENSION BENEFITS

Generally all full-time, salaried employees of our company, including the named executive officers, participate in our company’s funded pension plan after completing one year of service. Retirement benefits become payable as early as the date on which participants both attain age 55 and complete one year of service.

The following table provides for each named executive the number of years of credit service and present value of accumulated benefits as of December 31, 2006, under each plan in which the executive participates. The narrative that follows this table provides a description of the material features of each plan.

Pension Benefits
Name	Plan Name	Number of years of credited service	Present value of accumulated benefit	Payments uring last fiscal year
		(#)	($)	($)
D.M. James	Retirement Income Plan	14	430,545	0
	Supplemental Benefit Plan	14	5,027,773	0
	Supp. Executive Retirement Agreement	14	6,502,488	0
G.M. Badgett	Retirement Income Plan	36 1/12	1,038,634	0
	Supplemental Benefit Plan	36 1/12	2,475,603	0
J.W. Smack	Retirement Income Plan	24 2/12	891,327	0
	Supplemental Benefit Plan	24 2/12	2,137,126	0
D.F. Sansone	Retirement Income Plan	18 10/12	437,721	0
	Supplemental Benefit Plan	18 10/12	1,043,966	0
R.G. McAbee	Retirement Income Plan	33	1,024,627	0
	Supplemental Benefit Plan	33	1,925,757	0

1.	The present value of accumulated benefits are based on benefits payable at age 62, the earliest age under the plans at which benefits are not reduced, or current age if the participant is older than age 62.

2.	The following FAS 87 assumptions as of 12/31/2006 were used to determine the above present values:
- Discount rate of 5.70%
- Mortality based on the 2000RP combined healthy table
- Lump sum payments after 2007 are based on estimated PPA provisions
- SERP and SERA benefits assumed to be paid as a 10 Year Certain Annuity
- For the Qualified Plan, 50% of the 12/31/2000 benefit is assumed to be paid as a lump sum, with the remainder of the accrued benefit assumed to be paid as a single life annuity

▪	Retirement Income Plan

The Retirement Income Plan for Salaried Employees (the “Retirement Plan”) provides benefits under a funded noncontributory defined benefit plan and covers most salaried employees, including all executive officers. In order to attract and retain high quality employees, we believe that it is necessary for our company to provide an attractive employee benefits package that includes a competitive retirement program.

Salaried employees automatically enter the Plan if they are at least age 21 and have one year of employment service, as defined in the Plan. The normal retirement date is defined in the Plan as the first day of the calendar month immediately following a participant’s 65th birthday, however, service continues to accrue under the Plan if the participant works beyond age 65 (subject to a maximum service cap of 40 years). The amount of benefit is based on earnings, service and the age at which a participant commences receiving a benefit. Eligible earnings under the Plan, or “Final Average Earnings”, is the average of a participant’s highest 36 consecutive months of earnings and includes base monthly salary and any awards under the Executive Incentive Plan and Management Incentive Plan, as reflected in the “Salary” and “Non-equity Incentive Plan Compensation” columns of the Summary Compensation Table. Under Section 415 of the Internal Revenue Code, the maximum annual benefit allowable under the Plan for an employee retiring at age 65 in 2006 is $175,000, an amount which may change in subsequent years as determined by the Internal Revenue Service. In addition, Section 401 of the Code limits the amount of a participant’s compensation which may be taken into account under the Plan to $220,000, an amount which is also subject to change by the Internal Revenue Service.

The Retirement Plan formula provides a monthly benefit equal to 0.9% of Final Average Earnings per year of service accrued prior to age 45, plus 1.2% of Final Average Earnings per year of service accrued after age 44, plus .5% of Final Average Earnings in excess of 50% of the Social Security Wage Base applied to all years of service. A vested participant may commence receiving early retirement benefits under the Plan as early as age 55. The amount of early retirement reduction depends on the age of a participant when active employment ceases. If active employment ceases after age 55 and retirement income commences at age 62, or later, the monthly benefit is unreduced. However, if the benefit commences prior to age 62 the monthly benefit is reduced at a rate of 7% per year for commencement between ages 55 and 62. If active employment ceases prior to age 55, the monthly benefit is actuarially reduced for commencement between ages 55 and 65.

A participant must have either five years of vesting service, as defined in the Plan, or be at least age 55 with one year of vesting service to be vested and eligible for a benefit. The normal form of retirement benefit under the Plan for an unmarried participant is a Single Life Annuity, which is a monthly payment for life. The normal form of retirement benefit under the Plan for a married participant is a 75% Joint and Survivor Annuity, which is a monthly payment for the life of the participant, and thereafter 75% of that amount to the surviving spouse payable for their lifetime. The 75% Joint and Survivor Annuity is actuarially adjusted to account for two life expectancies. The Plan also provides that the participant may elect to choose among three additional Joint and Survivor options, three Period Certain Options, a Social Security Option and a Lump Sum Option (only for benefits accrued prior to 2001). The optional forms of payment are subject to actuarial adjustment. An election by a married participant of an option other than the normal form requires spousal consent.

▪	Unfunded Supplemental Benefit Plan

The Unfunded Supplemental Benefit Plan for Salaried Employees (the “Supplemental Plan”) enables our company to pay, to any person whose pension under the Retirement Plan has been reduced as a result of the limitations imposed by Sections 401 and 415 of the Internal Revenue Code, an amount equal to the difference between the amount the person would have received under the Retirement Plan had there been no limitations and the amount the person will receive under the Retirement Plan after giving effect to the limitations.

The Supplemental Plan is unfunded and amounts due the employees covered thereby are considered to be general obligations of our company; however, the Supplemental Plan contains provisions which allow for the funding of a rabbi trust to improve the security of the benefit, to some extent, upon the occurrence of a Change in Control (as defined in the Supplemental Plan).

The determination of the benefit amount and the payment options under the Supplemental Plan are the same as the Retirement Plan except as follows. Effective January 1, 2007 the Supplemental Plan was amended to allow existing participants to make an election to receive supplemental pension benefits in the form of installment payments over a period of ten years, thereby accelerating payout somewhat and minimizing to some extent the risk of future non-payment. The installment payments are actuarially equivalent to the various annuity options available under the Plan. New participants in the Supplemental Benefit Plan on or after January 1, 2007 automatically will receive their supplemental pension benefits in the form of installment payments over a period of ten years and have no other payment options.

▪	Supplemental Executive Retirement Agreement

Mr. James is entitled to benefits under a Supplemental Executive Retirement Agreement (“SERA”) which provides for additional retirement benefit based on the formula in the Retirement Plan using his actual years of service multiplied by 1.2. The maximum benefit service provided by the combination of the SERA and the Retirement Plan is 40 years. Under the SERA, Mr. James was credited as of December 31, 2006, with additional service years. The SERA is an unfunded, noncontributory defined benefit plan.

The SERA was established in 2001 as an additional retention incentive for the Chief Executive Officer. This program enhances the amount of monthly retirement benefit to address the fact that Mr. James was a mid-career hire by Vulcan and is otherwise unable to accrue a full benefit under the current qualified and excess benefit plans.

The following named executives are currently eligible for early retirement under the following plans. Eligible under the Retirement Income Plan and the Unfunded Supplemental Benefit Plan are Donald M. James (age 58), Guy M. Badgett III (age 59), James W. Smack (age 64) and Ronald G. McAbee (age 60). Mr. James is also currently eligible for early retirement under the SERA.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, our company considers the significant amount of time that directors expend on fulfilling their duties to our company, as well as the limited pool of, and competition among public companies for, well-qualified Board members. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair. Directors are subject to a minimum share ownership requirement. Within five years of becoming a director, each director is required to own at least 5,000 shares of our company’s common stock. Shares or units held by a director under a deferred compensation plan are included in calculating the director’s ownership.

Cash Compensation Paid to Board Members. Members of the Board who are not employees of our company are paid a retainer of $45,000 per year, plus the following fees:

▪	$ 5,000 Board meeting fee for in-person attendance;
▪	$ 3,000 Committee meeting fee for in-person attendance;
▪	$ 1,500 Board and committee fees for telephonic meetings or actions by written consent;
▪	$10,000 Audit Committee chair retainer fee; and
▪	$ 5,000 Retainer fee for all other committee chairs.

Deferred Compensation Plan. We maintain a Deferred Compensation Plan for Directors Who Are Not Employees of our company (the “Directors’ Deferred Compensation Plan”) under which non-management directors are permitted to defer the cash compensation to which they are entitled for specified periods or until they cease to be directors. The deferred amounts, at the election of the director, either (i) are credited with interest at prescribed rates or (ii) are converted into a number of deferred stock units equivalent to the number of shares of our company’s common stock (based on the market price at the time of deferral) that could be purchased with the amount deferred. Whenever a dividend is paid on Vulcan’s common stock, the deferred stock unit accounts are credited with an additional number of stock units corresponding to the amount of the dividend. At the end of the deferral period, the deferred stock units are settled in shares of our company’s common stock and interest-based deferrals are settled in cash. The Directors’ Deferred Compensation Plan also provides for a lump-sum settlement of the director’s deferred compensation account in stock or cash, as applicable, if following a Change of Control (as defined in the Directors’ Deferred Compensation Plan) (i) the participating director ceases to be a member of the Board, (ii) the Directors’ Deferred Compensation Plan is terminated or (iii) our company’s capital structure is changed materially. The Directors’ Deferred Compensation Plan was approved by our company’s shareholders in 1993.

Deferred Stock Units. Equity grants are awarded to our non-management directors on an annual basis. These grants represent a significant portion of their compensation package. We believe that equity grants promote a greater alignment of interests between our directors and our shareholders through increasing their ownership of our common stock. Further, we believe that equity grants support our ability to attract and retain qualified individuals to serve as directors of our company by affording them an opportunity to share in our future success.

On June 1, 2006, 1,000 Deferred Stock Units (DSUs) were granted to each non-management director serving on that date pursuant to the 2006 Omnibus Long-Term Incentive Plan (“2006 LTIP”), which was approved by our shareholders in 2006. These units vest on the third anniversary of the grant; however, payment may be deferred beyond that date. The DSUs are an unfunded, unsecured obligation of our company and no shares have been set aside for these grants. The non-management directors have no right to receive the DSUs until the restrictions imposed either lapse or are waived. Generally, the restrictions expire at the earliest of vesting or when the non-management director reaches age 72 (or the then current mandatory retirement age for directors), or the non-management director ceases to be a director because of death, disability, or change in control. However, the Compensation Committee, subject to Board approval, may waive restrictions in the event the non-management director fails to remain a director for any reason other than retirement at the mandatory age, death or disability. During the period the shares are restricted, the non-management directors have no right to vote the shares. Dividend equivalents are credited as additional DSUs quarterly when dividends are paid on our stock. The deferred stock units are settled in Vulcan shares when the restrictions expire.

In prior years, grants to our directors were made under the Restricted Stock Plan or the Deferred Stock Plan. No further grants will be made under either of these Plans.

Director Summary Compensation Table

The table below summarizes the compensation paid by our company to non-employee directors for the fiscal year ended December 31, 2006.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings	All Other Compensation (3)	Total
Philip J. Carroll	$120,500	$83,293	$0	$0	$0	$0	$203,793
Livio D. DeSimone	$110,000	$106,770	$0	$0	$0	$0	$216,770
Phillip W. Farmer	$108,000	$69,780	$0	$0	$0	$0	$177,780
H. Allen Franklin	$115,500	$39,124	$0	$0	$0	$0	$154,624
Douglas J. McGregor	$103,500	$65,533	$0	$0	$0	$0	$169,033
James V. Napier	$125,500	$106,770	$0	$0	$0	$0	$232,270
Donald B. Rice	$117,500	$70,728	$0	$0	$0	$0	$188,228
Orin R. Smith	$116,000	$87,822	$0	$0	$0	$0	$203,822
Vincent J. Trosino	$91,500	$33,459	$0	$0	$0	$0	$124,959

(1)	Donald M. James, Chief Executive Officer and Chairman of the Board, is not included in this table as he is an employee of our company and receives no additional compensation for his service as director. Mr. James’ compensation is shown in the Summary Compensation Table.

(2)
This column represents the dollar amount of the 2006 accounting expense recognized for these awards granted in 2006 and prior years. Therefore, the values shown here are not representative of the amounts that may eventually be realized by a director. Pursuant to the rules of the Securities and Exchange Commission, we have provided a grant date fair value for Stock Awards in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-based Payments.” For Deferred Stock Units and Restricted Stock, the fair value is estimated on the date of grant based on the market price of our stock on the grant date. At December 31, 2006, the aggregate number of restricted stock units and deferred stock units accumulated on their account for all years of service, including dividend equivalent units were:

Name	Units
Philip J. Carroll	6,802
Livio D. DeSimone	34,411
Phillip W. Farmer	7,038
H. Allen Franklin	4,273
Douglas J. McGregor	9,108
James V. Napier	12,658
Donald B. Rice	31,058
Orin R. Smith	12,258
Vincent J. Trosino	7,586

The shares and phantom shares are included in the Stock Ownership table above.

(3)	None of the directors received perquisites or other personal benefits in excess of $10,000.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes and estimates payments that could be made to the named executive officers under different termination and change in control events. The estimated payments would be made under the terms of our company compensation and benefits programs or the change in control severance agreements with each of the named executive officers. The amount of potential payments is calculated as if the different events occurred as of December 31, 2006 and assumes that the price of our company’s common stock is the closing market price as of December 31, 2006.

➢	Description of Termination and Change in Control Events

The following charts list different types of termination and change in control, or “CIC”, events that can affect the treatment of payments under our company’s compensation and benefit programs. These events also affect payments to the named executive officers under their CIC employment agreements. Except for Messrs. James and Sansone, no payments are made under the CIC agreements unless, within two years of the change in control, the named executive officer is involuntarily terminated or he voluntarily terminates for good reason (as described below) (double trigger CIC agreements). The agreements with Messrs. James and Sansone provide for a 30-day window immediately following the first anniversary of the CIC during which they may elect to terminate their employment and receive the benefits provided under the CIC agreement (single trigger CIC agreements).

➢	Termination Events

▪	Retirement or Retirement Eligible - Termination of a named executive officer who is at least 55 years old and has at least one year of credited service.
▪	Resignation - Voluntary termination of a named executive officer who is not retirement eligible.
▪	Lay Off - Termination by Vulcan of a named executive officer who is not retirement eligible.
▪	Involuntary Termination - Termination of a named executive officer for cause. Cause includes individual performance below minimum performance standards and misconduct.
▪	Death or Disability - Termination of a named executive officer due to death or disability.

➢	CIC-Related Events

▪	Acquisition by another entity of 20% or more of our common stock, or following a merger with another entity our shareholders own 65% or less of the company surviving the merger.
▪
Involuntary CIC Termination or Voluntary CIC Termination for Good Reason - Employment is terminated within two years of a CIC, other than for cause, or the employee voluntarily terminates for Good Reason.

“Good reason” for voluntary termination within two years of a CIC is generally satisfied when there is a reduction in salary, incentive compensation opportunity or benefits, relocation of over 35 miles or a diminution in duties and responsibilities.

The following chart describes the treatment of different pay and benefit elements in connection with the termination events shown.

Program	Retirement/Retirement Eligible	Lay Off (Involuntary Termination Not For Cause)	Resignation	Death or Disability	Involuntary Termination (For Cause)
Pension: ▪ Qualified Plan ▪ Non-Qualified Plan ▪ SERA	Participant may commence benefit payment	Participant is considered Terminated Vested	Participant is considered Terminated Vested	Spouse may commence survivor benefit on or after the date that the Participant would have attained age 55	Participant may commence benefit payment or will be Terminated Vested depending on age

Executive Deferred Compensation	Payment commences the year after retirement in the form elected	Payout made the year following the year of termination in a lump sum	Payout made the year following the year of termination in a lump sum	Payment commences the year after death or disability in the form elected	Payout made the year following the year of termination in a lump sum

MIP and EIP	Eligible to receive full payment	Eligible to receive full payment	Eligible to receive full payment	Eligible to receive full payment	No payment

Stock Options	Full term to exercise vested options; non-vested options continue to vest; Noncompetition agreement required for exercising vested options.	Non-vested options forfeited; 30 days to exercise vested options	Non-vested options forfeited; 30 days to exercise vested options	Vesting accelerated. Under death, estate has one year to exercise. Under disability, have full remaining term to exercise.	Forfeit all, vested and non-vested

DSUs	If age 62 or older, deemed fully vested; otherwise forfeit non-vested DSUs	Non-vested are forfeited	Non-vested are forfeited	Vesting is accelerated on a pro-rata basis	Non-vested are forfeited

PSUs	Deemed fully vested	Non-vested are forfeited	Non-vested are forfeited	Vesting is accelerated on a pro-rata basis	Forfeit all, vested and non-vested

Thrift Plan	May take payment or defer until age 70½	May take payment or defer until age 70½	May take payment or defer until age 70½	Account distributed by March 1 of the following year	May take payment or defer until age 70½

Supplemental Thrift Plan	May take payment or defer until age 70½	May take payment or defer until age 70½	May take payment or defer until age 70½	Account distributed by March 1 of the following year	May take payment or defer until age 70½

Severance Benefits	None	None	None	None	None

Health Benefits	May continue to age 65 if age + service at least 70	Coverage ceases; eligible for coverage extension under COBRA	Coverage ceases; eligible for coverage extension under COBRA	Under age 55, 3 months spousal extension, then COBRA; over age 55, same as retiree	Under age 55, same as resignation; over age 55, same as retiree

The following table describes treatment of payments under pay and benefit programs upon a change in control, and upon a termination (voluntary or involuntary) upon a CIC.

Plan or Program	CIC	CIC with Termination
Pension: ▪ Qualified Plan ▪ Non-Qualified ▪ SERA	No impact	Service ceases except to the extent that additional service is provided under the terms of the CIC agreements

Executive Deferred Compensation Plan	Accelerate all deferred amounts and pay lump sum within 10 business days	Accelerate all deferred amounts and pay lump sum within 10 business days

EIP
The amount paid will be equal to the greater of (A) the average bonus during the three preceding years, (B) the target bonus, or (C) the bonus determined under the Plan for the year in which the CIC occurs.

The amount paid will be equal to the greater of (A) the average bonus during the three preceding years, (B) the target bonus, or (C) the bonus determined under the Plan for the year in which the CIC occurs.

MIP	The amount paid will be equal to the greater of (A) the target bonus, or (B) the bonus as determined under the Plan based upon our company's actual performance.	The amount paid will be equal to the greater of (A) the target bonus, or (B) the bonus as determined under the Plan based upon our company's actual performance; shall be paid within 90 days of CIC.

Stock Options	Immediately deemed fully vested and exercisable; remaining term to exercise	Immediately deemed fully vested and exercisable; remaining term to exercise

DSUs	All immediately deemed non-forfeitable; pay on 90th day following a Change in Control	All immediately deemed non-forfeitable; pay on 90th day following a Change in Control

PSUs	All immediately deemed non-forfeitable; pay no later that 2 1/2 months after end of award period	All immediately deemed non-forfeitable; pay no later that 2½ months after end of award period

Thrift Plan	No impact	Service ceases except to the extent that additional service is provided under the terms of the CIC agreements. Participant entitled to distribution

Supplemental Thrift Plan	No impact	Participant entitled to distribution

Severance Benefits	No Impact	Payment is 3 times the named executive’s annual base salary, short-term bonus and LTI amount.

Health Benefits	No impact	3 year coverage extension

➢	Potential Payments

This section describes and estimates payments that would become payable to the named executive officers upon a termination or change in control as of December 31, 2006.

Pension Benefits

The monthly amounts that would have become payable to the named executive officers if the termination events occurred as of December 31, 2006 under the Tax-Qualified Plan and the SERA are itemized in the chart below. The amounts shown in the chart are monthly benefit amounts whereas the pension values shown in the Summary Compensation and Pension Benefits Tables are present values of all the monthly values anticipated to be paid over the lifetimes of the named executive officers and their spouses. These plans are described in the notes following the Pension Benefits Table. All the named executive officers, except Mr. Sansone, were retirement eligible on December 31, 2006. The benefits were determined using the same assumptions used to compute benefit values in the Pension Benefit Table with three exceptions. The benefit payments were assumed to commence as soon as possible instead of at normal retirement; approximate early retirement reductions were applied. And, the benefits were not adjusted to reflect optional forms of payment; all benefits are the amounts that would be paid monthly over the named executive officer’s life, except for the value of CIC enhanced benefits which would be paid in a lump sum.

Name	Retirement (Monthly Payments) ($)		Resignation or Involuntary Retirement (monthly payments) ($)	Death (monthly payments to a spouse) ($)	CIC (Value of Enhanced Benefits)(1) ($)
D.M. James	Tax-Qualified	2,760	Same as Retirement	2,513	0
	Non-Qualified	35,497	Same as Retirement	32,316	0
	SERA	63,945	Same as Retirement	58,213	8,270,886
	Defined Contribution	0	None	0	604,701

G.M. Badgett	Tax-Qualified	6,846	Same as Retirement	5,802	0
	Non-Qualified	18,011	Same as Retirement	15,264	1,634,918
	Defined Contribution	0	None	0	143,111

J.W. Smack	Tax-Qualified	6,486	Same as Retirement	4,216	0
	Non-Qualified	17,242	Same as Retirement	11,208	453,746
	Defined Contribution	0	None	0	140,571

D.F. Sansone	Tax-Qualified	Not Eligible	Not Eligible	Not Eligible	0
	Non-Qualified	Not Eligible	Not Eligible	Not Eligible	1,056,053
	Defined Contribution	0	None	0	157,694

R.G. McAbee	Tax-Qualified	6,966	Same as Retirement	5,371	0
	Non-Qualified	14,502	Same as Retirement	11,182	1,075,122
	Defined Contribution	0	None	0	127,823

(1)	Value of retirement and defined contribution enhancements are payable in lump sum in the event of a CIC.
In accordance with CIC Employment Agreements, lump sum values for non-qualified and SERA pension benefits are based upon the granting of three years of service for each named executive, except for Mr. James, who would receive credit for 6.6 years of service. The defined contribution amounts represent three years of company matching contributions for each executive.

 Long-Term Incentives

Deferred Stock Units (DSUs)

The chart below shows the number of DSUs for which vesting would be accelerated under certain events:

	Retirement		CIC (With or Without Termination)
Name	Number of Deferred Stock Units with Accelerated Vesting (#)	Total Number of Deferred Stock Units following Accelerated Vesting (#)	Number of Deferred Stock Units with Accelerated Vesting (#)	Total Number of Deferred Stock Units following Accelerated Vesting (#)
D.M. James	0	0	111,057	111,057
G.M. Badgett	0	0	19,493	19,493
J.W. Smack	11,739	11,739	11,739	11,739
D.F. Sansone	0	0	11,424	11,424
R.G. McAbee	0	0	10,369	10,369

Performance Share Units (PSUs)

The chart below shows the number of PSUs for which vesting would be accelerated under certain events:

	Retirement		CIC (With or Without Termination)
Name	Number of Performance Share Units with Accelerated Vesting (#)	Total Number of Performance Share Units following Accelerated Vesting (#)	Number of Performance Share Units with Accelerated Vesting (#)	Total Number of Performance Share Units following Accelerated Vesting (#)
D.M. James	36,000	66,000	36,000	66,000
G.M. Badgett	4,300	9,300	4,300	9,300
J.W. Smack	4,300	7,300	4,300	7,300
D.F. Sansone	0	3,000	4,300	7,300
R.G. McAbee	2,500	5,500	2,500	5,500

Stock Options

Stock Options would be treated as described in the termination and CIC charts above. The chart below shows the number of stock options for which vesting would be accelerated under certain events:

	Retirement		CIC (With or Without Termination)
Name	Number of Options with Accelerated Vesting (#)	Total Number of Options following Accelerated Vesting (#)	Number of Options with Accelerated Vesting (#)	Total Number of Options following Accelerated Vesting (#)
D.M. James	263,600	1,658,800	263,600	1,658,800
G.M. Badgett	48,000	281,450	48,000	281,450
J.W. Smack	35,000	228,025	35,000	228,025
D.F. Sansone	0	179,200	32,600	211,800
R.G. McAbee	25,400	147,025	25,400	147,025

Executive Deferred Compensation Plan

The aggregate balances reported in the Nonqualified Deferred Compensation Table would be payable to the named executive officers as described in the termination events and CIC-Related Events chart above. There is no enhancement or acceleration of payments under these plans associated with termination of CIC events, other than the lump sum payment opportunity described in the above charts. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation Table.

Health Benefits

Because Messrs. James, Badgett, Smack and McAbee are eligible for early retirement and health care benefits are provided to early retirees, there is no incremental payment associated with the termination or CIC events. At the end of 2006, Mr. Sansone was not eligible for early retirement; therefore, health care benefits would not become available until he reached age 55, except in the case of a CIC-Related Termination, as described in the CIC-Related Events chart. The estimated cost of providing three years of group health insurance premiums for Mr. Sansone is $35,064.

Severance Benefits

Our company has entered into individual CIC Employment Agreements with each of the named executive officers. In addition to the treatment of the benefits described above the named executive officers are entitled to a severance benefit, if within two years of a CIC they are involuntarily terminated, not for cause, or they voluntarily terminate for Good Reason. Further, Messrs. James and Sansone may elect to voluntarily terminate their employment during the thirty days following the first anniversary of a CIC, and receive severance benefits. In any case, benefits are not paid unless the named executive officer releases us from any claims he may have against us.

The CIC severance payment is three times the named executive officer’s base annual salary, short-term bonus, and LTI amount, as each is defined in the CIC agreements. If any portion of the severance payment is an “excess parachute payment”, as defined under Internal Revenue Code Section 280G, we will pay on behalf of the named executive officer an additional amount to cover the taxes that would be due on the excess parachute payment - a “280G tax gross-up.”

The table below reflects an estimate of the severance payments that would be made to the named executive officers if they were terminated as of December 31, 2006 in connection with a CIC.

Name	Severance Amount ($)
D.M. James	$23,368,750
G.M. Badgett	$5,570,000
J.W. Smack	$5,520,000
D.F. Sansone	$5,430,000
R.G. McAbee	$4,680,000

The table below reflects an estimate of the value of 280G tax gross-up amounts due and payable to the Internal Revenue Service in connection with a CIC that results in several payments.

Name	280G Tax Gross-Up ($) (1)
D.M. James	$19,923,501
G.M. Badgett	$4,240,761
J.W. Smack	$3,303,191
D.F. Sansone	$3,810,719
R.G. McAbee	$3,622,367

(1)	Based on payment of equity components of compensation valued at $89.87, the value of our company’s common stock as of December 29, 2006.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for, among other things, reviewing our company’s financial statements with management and our company’s independent auditor. The Audit Committee acts under a written charter which is available on our website at www.vulcanmaterials.com. Each member of the Audit Committee is an independent director as determined by our Board, based on the requirements of the New York Stock Exchange and the Securities and Exchange Commission.

Our company’s management has the primary responsibility for our company’s financial statements and financial reporting process, including the system of internal controls. Our independent auditor is responsible for expressing an opinion on the conformity of our company’s audited financial statements with generally accepted accounting principles. Our independent auditor also audits, in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), the effectiveness of our company’s internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.

In this context, the Audit Committee has reviewed and discussed our company’s audited financial statements with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as adopted by the PCAOB. In addition, the Committee has received from the independent auditor the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees as adopted by the PCAOB) and discussed with the independent auditor the auditor’s independence and considered whether the auditor’s provision of any non-audit services is compatible with the auditor’s independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee

James V. Napier, Chairman
Phillip W. Farmer
H. Allen Franklin
Douglas J. McGregor
Donald B. Rice

INDEPENDENT AUDITORS

Aggregate fees billed to us for the fiscal years ended December 31, 2006 and 2005, by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates are as follows:

	2006	2005
Audit Fees(1)	$2,467,082	$2,721,002
Audit Related Fees(2)	732,618	135,000
Tax Fees(3)	423,777	76,738
All Other Fees	0	0
Total	$3,623,477	$2,932,740

(1)	Consists of fees for the audit of our financial statements including the attestation report on management’s assessment of our company’s internal control over financial reporting, the review of our quarterly financial statements, the issuance of comfort letters and the provision of attestation services in connection with statutory and regulatory filings and engagements.

(2)	Consists of fees for the audits of our employee benefit plans ($217,000 in 2006 and $135,000 in 2005). Also includes fees for merger and acquisition due diligence services related to proposed business acquisitions.

(3)	Consists of tax fees for services related to proposed business acquisitions, including consultation on tax restructuring with our company’s management and outside legal and tax advisors.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our company’s independent auditor. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by the independent auditor during the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

No audit-related, tax or other services were rendered in 2006 pursuant to the de minimus exception to the pre-approval requirement set forth in Exchange Act Rule 2-01(c)(7)(i)(C).

PROPOSAL 2. RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee, which is comprised solely of non-management directors, has appointed Deloitte & Touche LLP, as independent registered public accountants for the year 2007. The function of the independent registered public accountants is to audit our accounts and records; to report on the consolidated balance sheet, the related statements of consolidated earnings, consolidated shareholders’ equity and consolidated statements of cash flows of our company and its subsidiaries; and to perform such other appropriate accounting services as may be required by the Audit Committee. Although shareholder ratification is not required, the Board has determined that it would be desirable to request an expression from the shareholders as to whether or not they concur in this appointment. If a majority of the votes cast at the meeting fails to ratify the selection of Deloitte & Touche LLP as independent registered public accountants, the Audit Committee will consider the selection of another independent registered public accounting firm.

The firm of Deloitte & Touche LLP, or its predecessors, has audited our financial statements since 1956. A representative of that firm is expected to be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR
the proposal to ratify Deloitte & Touche LLP as our company’s independent registered public accountants.

GENERAL INFORMATION

Section 16(A) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of our directors and executive officers, and any beneficial owner of more than 10% of our common stock, is required to file with the Securities and Exchange Commission initial reports of beneficial ownership of our common stock and reports of changes in beneficial ownership of the common stock. Such persons also are required by Securities and Exchange Commission regulations to furnish us with copies of all such reports. Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2006, and on the written representations made by our directors and executive officers that no other reports were required, we believe that during the year ended December 31, 2006, Vincent J. Trosino inadvertently filed a Form 4 late due to a delay in notification of a trade.

Shareholder Proposals For 2008

To be eligible for consideration for inclusion in our proxy statement and form of proxy for our 2007 annual meeting, a shareholder’s proposal must be received by us at our principal office no later than December 13, 2007. Proposals should be addressed to William F. Denson, III, Secretary, P. O. Box 385014, Birmingham, Alabama 35238-5014. Proposals received after that date will be considered untimely and will not be eligible for inclusion in the 2008 proxy statement. If a shareholder intending to introduce a resolution for a vote at the 2008 Annual Meeting does not provide notice of that intention to the Secretary before February 25, 2008, the persons named in Vulcan’s 2008 proxy material will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxy holders intend to exercise their discretionary authority to vote on the matter.

VULCAN MATERIALS COMPANY

WILLIAM F. DENSON, III
Secretary
1200 Urban Center Drive
Birmingham, Alabama 35242
April 11, 2007

Notice of Annual Meeting and Proxy Statment Annual Meeting of Shareholders May 11, 2007 Vulcan Materials Company

THERE ARE THREE WAYS TO VOTE YOUR PROXY

INTERNET VOTING		TELEPHONE VOTING		VOTING BY MAIL
Visit the Internet voting website at https://www.proxypush.com/vmc. Enter the CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m. Eastern Time on Thursday, May 10, 2007.
OR
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-362-5470, 24 hours a day, 7 days a week. You will be asked to enter the CONTROL NUMBER shown below. Have your Proxy Card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available until 5:00 p.m. Eastern Time on Thursday, May 10, 2007.
OR
Simply mark, sign and date your Proxy Card and return it in the postage-paid envelope. Any mailed Proxy Card must be received prior to the vote at the meeting. If you are voting by telephone or the Internet, please do not mail your card.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
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Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	Votes must be indicated (x) in Black or Blue ink.

The Board of Directors Recommends a vote FOR its nominees and FOR proposal 2.

1. Election of Directors.				FOR	AGAINST	ABSTAIN
Nominees for Election as Directors, (three year terms) 01 Douglas J. McGregor, 02 Donald B. Rice, and 03 Vincent J. Trosino.			2. Ratification of Deloitte & Touche LLP as independent auditors for the year 2007.

FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)
To change your address, please mark this box.
Exceptions _______________________________
I consent to receive future Proxy Statements and Annual Reports on the Internet

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Please sign name(s) exactly as  printed hereon. If shares are held jointly, each shareholder must sign. If signing as an attorney, administrator, executor, guardian, or trustee, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

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P R O X Y

VULCAN MATERIALS COMPANY
Annual Meeting of Shareholders May 11, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VULCAN MATERIALS COMPANY

The undersigned hereby appoints PHILIP J. CARROLL, JR., DONALD M. JAMES and ORIN R. SMITH, and each of them, with full power of substitution, proxies to vote all shares of stock that the undersigned could vote if present at the 2007 Annual Meeting of Shareholders to be held May 11, 2007, and at any adjournment or adjournments thereof, on all matters coming before said meeting as set forth on the opposite side of this card.

You are encouraged to specify your choices by marking the appropriate boxes, (SEE REVERSE SIDE), but you NEED NOT MARK any boxes if you wish to VOTE IN ACCORDANCE with the Board of Directors’ recommendations. Please mark, sign, date, and return this Proxy promptly using the enclosed envelope.

If you are a participant in any of the following employee benefit plans of the Company, this card also constitutes voting instructions for any shares held for the shareholder in the Thrift Plan for Salaried Employees and the Construction Materials Divisions Hourly Employee Savings. If you are a participant in either of these plans, your shares will be voted in accordance with the terms of such plans.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is given, this Proxy will be voted FOR all of the Board of Directors’ nominees and FOR proposal 2.	VULCAN MATERIALS COMPANY P.O. BOX 11345 NEW YORK, N.Y. 10203-0345

SEE REVERSE SIDE